UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 7, 2017 (April 5, 2017)

BARNES & NOBLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12302	06-1196501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 633-3300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On April 5, 2017, the Board of Directors (the “Board”) of Barnes & Noble, Inc. (the “Company”) elected Kim Van Der Zon to the Board, effective immediately, to hold office until the Company’s annual meeting of stockholders to be held in 2017.

Ms. Van Der Zon currently leads the Global Board Practice at Egon Zehnder, the global board advisory, executive search and leadership consulting firm, which she joined in 1999 and where she has been a Partner since 2005.  Previously, Ms. Van Der Zon served as Vice President Corporate Marketing from 1996 to 1999 at BMO Financial Group. From 1992 to 1996, Ms. Van Der Zon served as Senior Brand Marketing Manager and Director New Business Development at Labatt Breweries.  Ms. Van Der Zon commenced her career in 1986 at Procter & Gamble in Marketing, where she was ultimately promoted to Senior Brand Manager.

Ms. Van Der Zon has not been appointed to any committees of the Board, and no determination has been made at this time as to any committees of the Board to which she may be appointed.

Ms. Van Der Zon will be compensated for her service in accordance with the Company’s standard compensation policies and practices for the Board, the components of which were disclosed in the Company’s Proxy Statement for its 2016 annual meeting of stockholders filed with the Securities and Exchange Commission (the “SEC”) on July 29, 2016, and Ms. Van Der Zon will enter into the Company’s standard form of indemnification agreement for directors and officers, which was included as Exhibit 10.35 to the Company’s annual report on Form 10‑K for the fiscal year ended April 30, 2016 filed with the SEC on June 23, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE, INC.,

Date: April 7, 2017	By:	/s/ Bradley A. Feuer
Name: Bradley A. Feuer
Title: Vice President, General Counsel & Corporate Secretary